Exhibit 21

Horace Mann Educators Corporation
Insurance Subsidiaries, Other Significant Subsidiaries and
Their Respective States of Incorporation or Organization
December 31, 2024

Insurance Subsidiaries:

Educators Life Insurance Company of America - Illinois
Horace Mann Insurance Company - Illinois
Horace Mann Life Insurance Company - Illinois
Horace Mann Property & Casualty Insurance Company - Illinois
Madison National Life Insurance Company, Inc. - Wisconsin
National Teachers Associates Life Insurance Company - Texas
NTA Life Insurance Company of New York - New York
Teachers Insurance Company - Illinois

Other Subsidiaries:

ABM Service Corporation - Delaware
BCG Securities, Inc. - Pennsylvania
Benefit Consultants Group, Inc. - Pennsylvania
HMN Properties, LLC - Illinois
Horace Mann Employer Services Corporation - Delaware
Horace Mann General Agency Corporation - Delaware
Horace Mann Investors, Inc. - Maryland
Horace Mann MGA and Brokerage of Florida, Inc. - Florida
Horace Mann Service Corporation - Illinois
NTA Life Enterprises, LLC - Texas
The Abacus Group, LLC - Georgia